UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2026

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Sylvan Way, Suite A, Parsippany, NJ 07054

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock No Par Value	LINC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.
Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 hereof is hereby incorporated by reference into this Item 1.01 as if expressly set forth herein.

Item 2.01.
Completion of Acquisition or Disposition of Assets.

On July 7, 2026, Lincoln Technical Institute, Inc. (“Lincoln Technical Institute”), a wholly-owned subsidiary of Lincoln Educational Services Corporation (the “Company”), completed the previously reported proposed acquisition of the facility and real property located at 8315-8317 W. North Avenue, Melrose Park, IL 60160 (including the building and improvements and other personal property located thereon) (the “Property”) from which the Company has previously operated its Melrose Park campus under lease from the seller, Melrose Omni, LLC. The purchase price for the Property was $18,800,000.00 as adjusted, in accordance with the terms of the Purchase and Sale Agreement, dated May 12, 2026, previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 12, 2026. In connection with the acquisition, the Company obtained mortgage financing from Provident Bank in the amount of $15,040,000.00 to fund a portion of the purchase price with the remainder of the purchase price being funded by cash on hand.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In order to fund a portion of the purchase price for the Property acquired, as described in Item 2.01 above, Lincoln Technical Institute entered into the following principal loan documents on July 7, 2026 with or for the benefit of Provident Bank: (i) Loan Agreement; (ii) Promissory Note, (iii) Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, and (iv) Continuing Agreement of Guaranty and Suretyship. Pursuant to the Promissory Note, the loan for $15,040,000.00 accrues interest at an initial fixed rate of 5.99% per year for the first five years of the term and, thereafter, will change to a rate equal to one hundred seventy-five basis points (1.75%) in excess of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years, as made available by the Federal Reserve Board in effect three (3) days before the date of change, rounded up to the nearest hundredth provided that the interest rate payable will at no time be less than five percent per annum (5.00%). The loan matures on July 1, 2036. Beginning on August 1, 2026, Lincoln Technical Institute will pay monthly installments of approximately $97,628 consisting of principal and interest. The payment and performance of the Loan is secured by a security interest in the Property acquired pursuant to the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing as well as the Continuing Agreement of Guaranty and Suretyship executed by the Company and its subsidiaries in favor of Provident Bank. The Loan Agreement contains various representations and warranties and financial and other covenants as well as events of default customary for loans of this type.

The foregoing description of the Loan Agreement and associated loan documents do not purport to be complete and are qualified in their entireties by reference to the full text of the agreements filed with this Current Report on Form 8-K as Exhibits 10.1 through 10.4 which are incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits:

Exhibit	Description

10.1	Loan Agreement, dated as of July 7, 2026, between Lincoln Technical Institute, Inc. and Provident Bank.

10.2	Promissory Note, dated as of July 7, 2026, between Lincoln Technical Institute, Inc. and Provident Bank.

10.3	Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 7, 2026, by Lincoln Technical Institute, Inc. in favor of Provident Bank.

10.4	Continuing Guaranty and Suretyship Agreement, dated as of July 7, 2026, by Lincoln Educational Services Corporation and its wholly-owned subsidiaries in favor of Provident Bank.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2026
LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Brian K. Meyers

Name:	Brian K. Meyers
Title:	Executive Vice President, Chief Financial Officer and Treasurer